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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471 and 333-104806) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-102603, 333-37034 and 333-101034) of International Business Machines Corporation of our report dated January 15, 2004 relating to the financial statements, which appears on page 42 of the 2003 Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 15, 2004 relating to the Financial Statement Schedule, which appears on page 20 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS